Exhibit 32.1

CERTIFICATION PURSUANT TO RULE 13b – 14(b) OF THE SECURITIES EXCHANGE ACT AND 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National American University Holdings, Inc. (the “Company”) on Form 10-Q for the period ended February 28, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Ronald Shape, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 7, 2017	By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D. President and Chief Executive Officer